Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

American Spectrum Realty, Inc.
Houston, Texas

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-101154) of American Spectrum Realty, Inc. of our report dated March 29, 2013, relating to the consolidated financial statements as of December 31, 2012 and the financial statement schedules, which appears in this Form 10-K.

EEPB, P.C.

Houston, Texas

March 29, 2013

71